EXHIBIT 10.1

EMPLOYMENT AGREEMENT

AGREEMENT made as of October 26, 2009 between Revolutions Medical Corporation, a Nevada corporation with offices at 670 Marina Drive, 3rd Floor, Charleston, SC 29492 (hereinafter called the “Company”), and Thomas G. O’Brien, residing at 108 Dayton Street, Danvers, MA 01923 (hereinafter called the “Executive”).

W I T N E S S E T H:

The Company desires to employ the Executive to perform services for the Company, and the Executive desires to perform such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

EMPLOYMENT

The Company agrees to employ the Executive, and the Executive agrees to serve the Company in an executive capacity upon the terms and conditions hereinafter set forth.

2.

 TERM

The term of this Agreement shall commence on the date hereof and continue until October 26, 2012  (the “Term”), unless sooner terminated as herein provided including termination under any of the subsections described in Section 7

3.

COMPENSATION

(a) Base Salary. The Company agrees to pay the Executive during the Term hereof  a salary at the annual rate of: (1) One Hundred Eighty  Thousand Dollars ($180,000).  The Company shall make all salary payments in equal bi-weekly installments in arrears. All salary, bonus, or other compensation payable to the Executive shall be subject to the customary withholding, FICA, medical and other tax and other employment taxes and deductions as required by federal, state and local law with respect to compensation paid by an employer to an employee.

(b)   Options.  The Company  grants as of October 26, 2009  to the Executive options to purchase  three million five hundred thousand  (3,500,000) shares of its common stock under and pursuant to the Company’s 2007 Stock Option Plan (the “2007 Plan”) previously registered on Form S-8 under the Securities Act of 1933 (the “Securities Act”).   The exercise price of the options shall be (.55 ) per share of Common Stock for a period of three years. The Executive acknowledges that the Company has delivered a copy of the Company 2007 Plan to him. Also,  the executive will receive 500,000 Series 2006 Preferred Stock.

4.

DUTIES

The Executive is hereby employed as President of the Company and shall perform the following services in connection with the general business of the Company:

(a)

Duties as President.  The Executive shall administer, supervise, manage and control the business development of the Company, including the research, development, manufacture, marketing and sales of its current products and such future products as may be added to the Company's business from time to time by the Company during the Term.

(b)

Compliance.   The Executive hereby agrees to observe and comply with such reasonable rules and regulations of the Company as may be duly adopted from time to time by the Company's Board of Directors and otherwise to carry out and perform those orders, directions and policies stated to him from time to time by the Company's Board of Directors, either as specified in the minutes of the proceedings of the Board of Directors of the Company or otherwise in writing that are reasonably necessary and appropriate to carry out his duties hereunder. Such orders, directions and policies shall be legal and shall be consistent with the Executive's position as President.

(c) The Executive shall continue to serve as a member of the Board of Directors of the Company until his successor is duly elected and qualified.

5.

EXTENT OF SERVICES

The Executive agrees to serve the Company faithfully and to the best of his ability and shall devote his full time, attention and energies to the business of the Company during  customary business hours. The Executive agrees to carry out his duties in a competent and professional manner and to at all times promote the best interests of the Company. The Executive shall not, during the term of his employment hereunder, engage in any other business, whether or not pursued for profit.  Nothing contained herein shall be construed as preventing the Executive from investing in  any other business or entity which is not in competition with the business of the Company.  Nothing contained herein shall be construed as preventing the Executive from engaging in (1) personal business affairs and other personal matters, (2) serving on civic or charitable boards or committees, or (3) serving on the board of directors of companies that do not compete directly or indirectly with the Company, provided however, that none of such activities  materially interferes with the performance of his duties under this Agreement.

*  Executive is in full disclosure of a significant ownership position in Med-Aesthetic Solutions, Inc.  An aesthetic business that does not compete with Revolutions Medical business operations.

6.

BENEFITS AND EXPENSES

During the term of this agreement Executive shall be entitled to, and the Company shall provide the following benefits in addition to those specified in Section 3:

(a)

Vacation.  The Executive shall be entitled to four (4) weeks vacation in each twelve (12) month period during the Term. Vacation may be taken at such time(s) as Executive may determine provided that such vacation does not interfere with the Company's business operations. The Executive must use his vacation in any event by May 31 of the year next following the year in which the vacation accrues or such vacation time shall expire.  The Executive shall not be entitled to compensation for unused vacation except that, upon termination of his employment, the Company shall pay to the Executive for all of his accrued, unexpired vacation time.

(b)        Expense Reimbursement.  The Company shall reimburse the Executive  upon submission of vouchers for his out-of-pocket expenses for travel, entertainment, meals and the like reasonably incurred by him pursuant to his employment hereunder in accordance with the general policy of the Company as adopted by its Board of Directors from time to time.

(c)

Health Insurance.  The Company intends to pay for the Executive’s health and medical insurance consistent with those provided to other key executives of the Company through the Term of this Agreement.

             (d)       Car Allowance.   The Company will provide to the Executive a car allowance of $750 each month during the Term of this Agreement and shall pay such car allowance not less frequently than monthly. Except as provided in (b) above, the Executive shall be responsible for insurance, maintenance, gas and all other items of operation for the car.      Disability.  If the Company maintains disability insurance, then the Company shall provide a disability policy for the Executive comparable to the policies in force for other similar executives in the Company. If the Company does not maintain a disability policy, then the Executive may obtain such a policy in amounts equal to his salary and be reimbursed by the Company for all premium payments thereunder.

 (e)

      Other Benefits. The Company shall provide to the Executive the same benefits it makes available to other key executives of the Company.

It is understood that payment of the benefits set forth in (c), (d) and (e) above are contingent on the Company’s ability to reasonably afford such benefits and shall commence upon the raising of capital sufficient to reasonably pay for such expenses. At such time as the Company can afford such benefits, Executive will be eligible for any retroactive compensation for such health benefits.

7.

TERMINATION; DISABILITY; RESIGNATION; TERMINATION WITHOUT CAUSE

(a)

Termination for Cause.  The Company shall have the right to terminate the Executive's employment hereunder:

(1)

For cause upon ten (10) business days' prior written notice to Executive.  Upon such termination, Executive shall have no further duties or obligations under this

Agreement (except as provided in Section 8) and the obligations of the Company to Executive shall be as set forth below.  For purposes of this Agreement, "cause" shall mean:

(A)

Executive’s conviction of a felony under federal or state law;

(B)

Executive’s failure to perform (other than as a result of Executive's being Disabled), in any material respect, any of his duties or obligations under or in accordance with this Agreement and either (i) the Executive fails to cure such failure within ten business days following receipt of notice from the Company, or (ii) if such failure by its nature cannot be cured within  such ten business day period, the Executive fails to commence to cure such failure within such ten business day period and proceed to cure such failure within thirty (30) days thereafter.

(C)

Executive commits any dishonest, malicious or grossly negligent act which is materially detrimental to the business or reputation of the Company, or the Company’s business relationships, provided, however, that in such event the Company shall give the Executive written notice specifying in reasonable detail the reason for the termination.

 Notwithstanding the foregoing, the Executive may, within ten business days following delivery of the notice of termination referred to in the preceding paragraph, by written notice to the Board of Directors of the Company, cause the matter of the termination of his employment by the Company to be discussed at the next regularly scheduled meeting of the Board of Directors or at a special meeting of the Board of Directors requested by a majority of the members of the Company’s Board of Directors who are not employees of the Company or any of its subsidiaries.  The Executive shall be entitled to be present and to be represented by counsel at such meeting which shall be conducted according to a procedure deemed equitable by a majority of the directors present.  If, at such meeting, it shall be determined that the employment of the Executive had been terminated without proper cause, the provisions of this Agreement shall be reinstated with the same force and effect as if the notice of termination had not been given; and the Executive shall be entitled to receive the compensation and other benefits provided herein for the period from the date of the delivery of the notice of termination through the date of such reinstatement.

In the event the Company terminates the Executive's employment for cause, then the Executive shall be entitled to receive through the date of termination:  (1)  his base salary as defined in Section 3(a) hereof; (2) the benefits provided in Section 6 hereof including all accrued but unpaid vacation; and (3) the right to exercise options to purchase shares of the common stock of the Company that have vested under this Agreement and in accordance with the 2007 Plan through the date of termination.

(b)

Disability.  The Company shall have the right to terminate the Executive's employment hereunder:

(1)

By reason of the Executive's becoming Disabled for an aggregate period of ninety (90) days in any consecutive three hundred sixty (360) day period (the "Disability Period").

(A)

"Disabled" as used in this Agreement means that, by reason of physical or mental incapacity, Executive shall fail or be unable to  substantially perform the customary duties of his employment.

(B)

If the existence of a disability is in dispute, it shall be resolved by two physicians, one appointed by Executive and one appointed by the Board of Directors of the Company.  If the two physicians so selected cannot agree as to whether or not Executive is Disabled as defined in subsection (A) above, the two physicians so selected shall designate a third physician and a majority of the three physicians so selected shall determine whether or not Executive is Disabled.

(C)

In the event Executive is Disabled, during the period of such disability he shall continue to receive his base compensation in the amount set forth in Section 3(a) hereof, which base compensation shall be reduced by the amount of all disability benefits he actually receives under any disability insurance program in place with the Company until the first to occur of (1) the cessation of the Disability or (2) the termination of this Agreement by the Company at any time after the Disability Period.  During the period of Disability and prior to termination, the Executive shall continue to receive the benefits provided in Section 6 hereof and shall have the right to exercise options to purchase shares of the Company’s common stock in accordance with the 2007 Plan.

(D)

For the purposes of this Section 7(b), any amounts to be paid to Executive by the Company pursuant to subsection (C) above, shall not be reduced by any disability income insurance proceeds received by him under any disability insurance policies owned or paid for by the Executive.

           (E)

If the Executive is terminated at the end of the Disability Period, then the Executive shall receive through the date of termination: (1)  his base salary as defined in Section 3(a) hereof; (2) the benefits provided in Section 6 hereof including all accrued but unpaid vacation; and (3) the right to exercise options to purchase shares of common stock of the Company that have vested under this Agreement  in accordance with the 2007 Plan through the date of termination.

(c)

Death.  The Company's employment of the Executive shall terminate upon his death and all payments and benefits shall cease upon such date provided, however, that under this Agreement the estate of such Executive shall be entitled to receive through the date of termination (1) his base salary as defined in Section 3(a) hereof, (2) the benefits provided in Section 6 hereof including all accrued but unpaid vacation, and (3) the right to exercise options to purchase shares of  common stock of the Company that have vested under this Agreement and in accordance with the 2007 Plan.

(d)

Termination by the Executive.

The Executive may elect, by written notice to the Company, such notice to be effective immediately upon receipt by the Company, to terminate his employment hereunder if:

(1)

The Company sells all or substantially all of its assets;

(2)

The Company merges or consolidates with another business entity in a transaction immediately following which the holders of all of the outstanding shares of the voting capital stock of the Company own less than a majority of the outstanding shares of the voting capital stock of the resulting entity (whether or not the resulting entity is the Company); provided, however, that the Executive shall not be permitted to terminate his employment under this subsection unless he notifies the Company in writing that he does not approve of the directors selected to serve on the Board after the merger or similar transaction described herein;

(3)

More than fifty (50%) percent of the outstanding shares of the voting capital stock of the Company are acquired by a person or group (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended), which person or group includes neither the Executive nor the holders of the majority of the outstanding shares of the voting capital stock of the Company on the date hereof; provided, however, that the Executive shall not be permitted to terminate his employment under this subsection unless he notifies the Company in writing that he does not approve of the directors selected to serve on the Board after the merger or similar transaction described herein;

(4)

The Company assigns to the Executive duties which would require him, as a practical matter, to relocate outside the greater Boston metropolitan area or assigns him duties that are not commensurate with his position as the CEO of the Company;

(5)

The Executive is removed as a member of the Board of Directors;

(6)  The Company defaults in making any of the payments required under this Agreement and said default continues for a thirty (30) day period after the Executive has given the Company written notice of the payment default.

.

 If the Executive elects to terminate his employment hereunder pursuant to this Section 7(d), then (1) the Company shall continue to pay to the Executive his salary as provided in Section 3(a) hereof through the end of the Term; (2) the Company shall continue to provide to the Executive the benefits provided in Section 6 hereof through the end of the Term; and (3) all of the options granted to the Executive hereunder to purchase shares of the common stock of the Company shall vest immediately and the term of the option shall continue for the period specified in the option had the employment of the Executive not been so terminated.

(e)

Resignation.  If the Executive voluntarily resigns during the term of this Agreement other than pursuant to Section 7(d) hereof, then all payments and benefits shall cease on the effective date of resignation, provided that under this Agreement the Executive shall be entitled to receive through the date of such resignation (1) his base salary as defined in Section 3(a) hereof, (2) the benefits provided in Section 6 hereof including all accrued but unpaid vacation and (3) the right to exercise options to purchase shares of common stock of the Company that have vested under this Agreement and in accordance with the 2007 Plan through the date of resignation.

(f)

Mitigation. In the event of the termination of this Agreement by the Executive as a result of a material breach by the Company of any of its obligations hereunder, or in the event of the termination of the Executive’s employment by the Company in breach of this Agreement, the Executive shall not be required to seek other employment in order to mitigate his damages hereunder.

8.

CONFIDENTIALITY; RESTRICTIVE COVENANTS; NON COMPETITION

(a)

Non-Disclosure of Information.  (1) The Executive recognizes and acknowledges that by virtue of his position as a key executive, he will have access to the lists of the Company's referral sources, suppliers, advertisers and customers, financial records and business procedures, sales force and personnel, programs, software, selling practices, plans, special methods and processes for electronic data processing, special techniques for testing commercial and sales materials and products, custom research services in product development, marketing strategy, product manufacturing techniques and formulas, and other unique business information and records (collectively "Proprietary Information"), as same may exist from time to time, and that they are valuable, special and unique assets of the Company's business. The Executive also may develop on behalf of the Company a personal acquaintance with the present and potential future clients and customers of the Company, and the Executive’s acquaintance may constitute the Company’s sole contact with such clients and customers.

8 (a)(2) The Executive will not during the Term of his employment, and at any time following the end of the Term of or earlier termination of this Agreement regardless of the reason therefor, disclose trade secrets or other confidential information about the Company, including but not limited to Proprietary Information, to any person, firm, corporation, association or other entity for any reason or any purpose whatsoever or utilize such Proprietary Information for his own benefit or the benefit of any third party; .provided, however, that nothing contained herein shall prohibit the Executive from using his personal acquaintance with any clients or customers of the Company at any time in a manner that is not inconsistent with their remaining as clients or customers of the Company.

8(a)(3) All equipment, records, files, memoranda, computer print-outs and data, reports, correspondence and the like, relating to the business of the Company which Executive shall use or prepare or come into contact with shall remain the sole property of the Company.  The Executive shall immediately turn over to the Company all such material in Executive's possession, custody or control at such time as this Agreement is terminated.

8(a)(4) “Proprietary Information” shall not include information that was a matter of public knowledge on the date of this Agreement or subsequently becomes public knowledge other than as a result of having been revealed, disclosed or disseminated by Executive, directly or indirectly, in violation of this Agreement.

(b)

Non-Solicitation.  The  Executive covenants and agrees that during the term of his employment, and for a two (2) year period immediately following the end of the Term of or earlier termination of this Agreement, regardless of the reason therefor, the Executive shall not solicit, induce, aid or suggest to: (1) any employee to leave such employ, (2) any contractor, consultant or other service provider to terminate such relationship, or (3) any customer, agency, vendor, or supplier of the Company to cease doing business with the Company.

(c)

Non-Competition.  For purposes of this Section 8 (c) the parties agree that the “business of the Company” shall be defined to include the development, manufacture, packaging, advertising, marketing, distribution and sale of safety syringes and Color/3D MRI software.

The  Executive covenants and agrees that during the term of his Executive shall not engage in any activity or render service in any capacity, directly or indirectly, (whether as principal, director, officer, investor, employee, consultant or otherwise) for or on behalf of any person or persons or entity in the United States or anywhere else in the world if such activity or service (1) directly or indirectly involves or relates to any business which is in competition with the business of the Company or (2) other business acquired or begun by the Company during the period of the Executive’s employment hereunder but in the latter event only if the Executive was directly involved in the operation of such other business. It is understood and agreed that nothing herein contained shall prevent the Executive from engaging in discussions concerning business arrangements to become effective upon the expiration of the term of this covenant not to compete.

(d)

Enforcement.  In view of the foregoing, the Executive acknowledges and agrees that it is reasonable and necessary for the protection of the good will, business, trade secrets, confidential information and Proprietary Information of the Company that he makes the covenants in this Section 8 and that the Company will suffer irreparable injury if the Executive engages in the conduct prohibited by Section 8 (a), (b) or (c) of this Agreement. The Executive agrees that upon a breach, threatened breach or violation by him of any of the foregoing provisions of this Section 8, the Company, in addition to all other remedies it may have including an action at law for damages, shall be entitled as a matter of right to injunctive relief, specific performance or any other form of equitable relief in any court of competent jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, to enjoin and restrain the Executive and each and every other person, partnership, association, corporation or organization acting in concert with the Executive, from the continuance of any action constituting such breach. The Company shall also be entitled to recover from the Executive all of its reasonable costs incurred in the enforcement of this Section 8 including its reasonable legal fees. The Executive acknowledges that the terms of Section 8(a), (b) and (c) are reasonable and enforceable and that, should there be a violation or attempted or threatened violation by the Executive of any of the provisions contained in these subsections, the Company shall be entitled to relief by way of injunction, specific performance or other form of equitable relief.  In the event that any of the foregoing covenants in Sections 8 (a), (b) or (c)  shall be deemed by any court of competent jurisdiction, in any proceedings in which the Company shall be a party, to be unenforceable because of its duration, scope, or area, it shall be deemed to be and shall be amended to conform to the scope, period of time and geographical area which would permit it to be enforced.

(e)

Independent Covenants.   The Company and the Executive agree that the covenants contained in this Section 8 shall each be construed as a separate agreement independent of any of the other terms and conditions of this Agreement, and the existence of any claim by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense by the Executive to the Company’s enforcement of any of the covenants of this Section 8.

(f) Exclusion from Arbitration.  The terms and conditions of this Section 8 including the enforcement thereof by the Company are specifically excluded from the arbitration of all other matters under this Agreement as provided in Section 13 hereof.

9. DISCLOSURE AND ASSIGNMENT OF RIGHTS.

(a) Disclosure.  The Executive agrees that he will promptly assign to the Company or its nominee(s) all right, title and interest of the Executive in and to any and all ideas, inventions, discoveries, secret processes, and methods and improvements, together with any and all patents or other forms of intellectual property protection that may be obtainable in connection therewith or that may be issued thereon, such as trademarks, service marks and copyrights, in the United States and in all foreign countries, which the Executive may invent, develop, or improve or cause to be invented developed or improved, on behalf of the Company while engaged in Company related decisions, during the Term or within six (6) months after the Term or earlier termination of this Agreement, which are or were related to the scope of the Company’s business or any work carried on by the Company or to any problems and projects specifically assigned to the Executive. All works and writings which relate to the Company’s business are works for hire under the Copyright Act, and any and all copyrights therefor shall be placed in the name of and inure to the benefit of the Company.

(b) Assignment of Interest.  The Executive agrees to disclose immediately to duly authorized representatives of the Company any ideas, inventions, discoveries, processes, methods and improvements covered by the terms of this Section 9 and to execute, at the Company’s expense, all documents reasonably required in connection with the Company’s application for appropriate protection and registration under the federal and foreign patent, trademark, and copyright law and the assignment thereof to the Company’s nominee (s). The Executive hereby appoints the Company’s Chairman as true and lawful attorney in fact with full powers of substitution and delegation to execute acknowledge and deliver any such instruments and assignments, which the Executive shall fail or refuse to execute or deliver.

10.

INDEMNIFICATION.

The Company shall indemnify the Executive to the maximum extent permitted under the Nevada Private Corporation Law, or any successor thereto, and shall promptly advance any expenses incurred by the Executive prior to the final disposition of the proceeding to which such indemnity relates upon receipt from the Executive of a written undertaking to repay the amount so advanced if it shall be determined ultimately that the Executive is not entitled to indemnity under the standards set forth in the Nevada Private Corporation Law or its successor.  The Employer shall use commercially reasonable efforts to obtain and maintain throughout the Term of the employment of the Executive hereunder directors’ and officers’ liability insurance for the benefit of the Executive.  The indemnification obligations of the Company under this Section 10 shall survive the termination of the Term or of this Agreement for any reason whatsoever unless the Agreement is terminated for cause.

11.

NOTICES.

(a)

Any and all notices or other communications given under this Agreement shall be in writing and shall be deemed to have been duly given on (1) the date of delivery, if delivered in person to the addressee, (2) the next business day if sent by overnight courier, or (3) three (3) days after mailing, if mailed within the continental United States, postage prepaid, by certified or registered mail, return receipt requested, to the party entitled to receive same, at his or its address set forth below.

The Company:

670 Marina Drive, 3rd Floor, Charleston, SC  29492

The Executive to him at his address specified above.

(b)

The parties may designate by notice to each other any new address for the purposes of this Agreement as provided in this Section  11.

 12.

MISCELLANEOUS PROVISIONS

(a)

This agreement represents the entire Agreement between the parties and supersedes any prior agreement or understanding between them with respect to the subject matter hereof.  No provision hereof may be amended, modified, terminated, or revoked except by a writing signed by all parties hereto.

(b)

This Agreement shall be binding upon parties and their respective heirs, legal representatives, and successors.  Subject to the provisions of Section 7(d) hereof, the rights and interests of Company hereunder may be assigned to (1) a subsidiary or affiliate of the Company or (2) a successor business or successor business entity that is not a subsidiary or affiliate of the Company without the Executive's prior written consent; provided, however, that in either case the assignee continues the same business of the Company. The rights, interests and obligations of Executive are non-assignable.

(c)

No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party against whom the waiver is asserted, and no such waiver shall be deemed the waiver of any subsequent breach or default of the same or similar nature.

(d)

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(e)

This Agreement shall in all respects be governed by and construed under the laws of the State of Nevada without giving effect to the principles of conflict of laws.

(f)

The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of this Agreement.

(g)

Wherever it appears appropriate from the context, each term stated in this the singular or the plural shall include the singular and the plural.

(h)

The parties hereto agree that they will take such action and execute and deliver such documents as may be reasonably necessary to fulfill the terms of this Agreement.

(i)

The agreements and covenants set forth in Section 8 above shall survive termination or expiration of this Agreement.

(j)

The Executive represents and warrants that he is not subject to any prohibition or restriction, oral or written, preventing him from entering into this Agreement and undertaking his duties hereunder.

(k)

The Executive acknowledges that he has consulted with counsel and been advised of his rights in connection with the negotiation, execution and delivery of this Agreement including in particular Section 8 of this Agreement.

13.

SUBMISSION TO ARBITRATION.

Except as hereinafter expressly provided, every difference or dispute, of whatever nature, between the Company and the Executive involving (1)  any breach of this Agreement or (2) any other difference or dispute arising out of, related to, under or having any connection with this Agreement, shall be settled and finally determined by arbitration in Charleston, South Carolina  in accordance with the then current commercial arbitration rules of the American Arbitration Association, and judgment upon any award rendered may be entered in any court having jurisdiction, including but not limited to the courts of the State of South Carolina, and the determination of such arbitration proceeding shall be binding and conclusive upon the parties.  Any claim by the Company against the Executive arising out of, under, or related to, Section 8 of this Agreement, whether for equitable relief or monetary damages or any combination, is specifically excluded from arbitration under this Section 13.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first above written.

REVOLUTIONS MEDICAL CORPORATION

By	/s/ Tom O’Brien
Tom O’Brien, Board Member

/s/ Tom Beahm
Tom Beahm, MD, Board Member

/s/ Rondald Wheet
Rondald Wheet, Board Member and
Chief Executive Officer